CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File#333-163557 filed December 8, 2009) of our report dated January 13, 2010 appearing in the Annual Report on Form 10-K as amended on Form 10K/A of Single Touch Systems, Inc. for the years ended September 30, 2009 and September 30, 2008. We also consent to the reference to our Firm in that Registration Statement.

/s/Weaver & Martin LLC Weaver & Martin LLC Kansas City, Missouri March 1, 2010